UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2022

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.   Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On May 21, 2022, Kala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Alcon Pharmaceuticals Ltd., a Swiss limited company, and Alcon Vision, LLC, a Delaware limited liability company (together, the “Buyers”), pursuant to which, subject to the satisfaction or waiver of certain conditions, the Buyers agreed to (1) purchase (a) the Company’s rights to (i) manufacture, sell, distribute, market and commercialize EYSUVIS® (loteprednol etabonate ophthalmic suspension) 0.25% and INVELTYS® (loteprednol etabonate ophthalmic suspension) 1% and (ii) develop, manufacture, market and otherwise exploit its proprietary AMPPLIFY® Drug Delivery Technology, which, among other applications, is incorporated into EYSUVIS and INVELTYS and (b) certain assets used by the Company in connection with the foregoing (collectively, the “Commercial Business”) and (2) assume certain liabilities with respect to the Commercial Business (the “Transaction”).

Under the terms of the Asset Purchase Agreement, the Buyers have agreed to pay to the Company an upfront cash payment of $60.0 million upon the closing of the Transaction. In addition, pursuant to the Asset Purchase Agreement, the Company is eligible to receive from the Buyers up to four commercial-based sales milestone payments as follows: (1) $25.0 million upon the achievement of $50.0 million or more in aggregate worldwide net sales of EYSUVIS and INVELTYS in a calendar year from 2023 to 2028, (2) $65.0 million upon the achievement of $100.0 million or more in aggregate worldwide net sales of EYSUVIS and INVELTYS in a calendar year from 2023 to 2028, (3) $75.0 million upon the achievement of $175.0 million or more in aggregate worldwide net sales of EYSUVIS and INVELTYS in a calendar year from 2023 to 2029 and (4) $160.0 million upon the achievement of $250.0 million or more in aggregate worldwide net sales of EYSUVIS and INVELTYS in a calendar year from 2023 to 2029. Each milestone payment will only become payable once, if at all, upon the first time such milestone is achieved, and only one milestone payment will be paid with respect to a calendar year. In the event that more than one milestone is achieved in a calendar year, the higher milestone payment will become payable and the lower milestone payment will become payable only if the corresponding milestone is achieved again in a subsequent calendar year.

The closing of the Transaction is subject to (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) the release of specified liens on the assets of the Commercial Business, (3) the receipt of specified third-party consents and (4) other customary conditions.

The Asset Purchase Agreement further provides that the Company and the Buyers will indemnify each other for losses arising from certain breaches of the Asset Purchase Agreement, including breaches of certain representations and warranties, and for certain other matters and subject to certain limitations as more fully described in the Asset Purchase Agreement.

The Asset Purchase Agreement also contains customary representations and warranties. The assertions embodied in those representations and warranties were made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company and the Buyers rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations and warranties as statements of factual information at the time they were made or otherwise.

The Company has agreed not to encourage, solicit, initiate or facilitate, enter into any discussions or negotiations, or provide any information, or enter into any agreement, in each case, with respect to any alternative proposal relating to the disposition of the Commercial Business.

Pursuant to the Asset Purchase Agreement, the Company has agreed to enter into supply and commercial agreements at the closing of the Transaction under which the Company will agree to supply EYSUVIS and INVELTYS to the Buyers and their affiliates and distribute EYSUVIS and INVELTYS to third party customers of the Commercial Business on behalf of the Buyers and their affiliates for a period of six months following the closing of the Transaction, subject to early termination. In addition, the Company has agreed to enter into a transition services agreement under which the Company has agreed to provide agreed upon transition services to the Buyers on a cost-plus pricing arrangement for up to six months following the closing of the Transaction.

The description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Amendment to Loan and Security Agreement

On May 21, 2022, in connection with its entry into the Asset Purchase Agreement, the Company entered into an amendment (the “Loan Amendment”) with Oxford Finance LLC to the Loan and Security Agreement, dated May 4, 2021 (the “Loan Agreement”), by and among the Company, Combangio, Inc. and Oxford Finance LLC, in its capacity as lender (in such capacity, the “Lender”), and in its capacity as collateral agent (in such capacity, the “Agent”). Pursuant to the Loan Amendment, the Lender and Agent consented to the entry by the Company into the Asset Purchase Agreement and the sale of the Commercial Business to the Buyers and agreed to release its liens on the Commercial Business in consideration for the payment by the Company at the closing of the Transaction of an aggregate amount of $40,000,000 (the “Prepayment”) to the Lender and Agent, representing a partial prepayment of principal in the amount of $36,697.247.71 of the $80,000,000 principal amount outstanding under the term loan advanced by the Lender under the Loan Agreement, plus a prepayment fee and a final payment fee. In addition, the Company will be required to pay all accrued and unpaid interest on the principal amount of the term loan being repaid.

In addition, under the Loan Amendment, the Lender and Agent agreed that, subject to the closing of the Transaction and the Prepayment, the start date for amortization payments would be extended from December 1, 2024 to January 1, 2026, at which time the aggregate principal balance of the term loan then outstanding under the Loan Agreement is required to be repaid in five monthly installments. Pursuant to the Loan Amendment, the Company may also make partial prepayments of the term loan to the Lender, subject to specified conditions, including the payment of applicable fees and accrued and unpaid interest on the principal amount of the term loan being repaid.

The description of the Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Amendment, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2022.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading “Amendment to Loan and Security Agreement” contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits:

2.1*	Asset Purchase Agreement, by and between Kala Pharmaceuticals, Inc., Alcon Pharmaceuticals Ltd. and Alcon Vision, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K about our future expectations, plans and prospects, including but not limited to statements about the Transaction and the other transactions contemplated by the Transaction, the prepayment of amounts outstanding under the Loan Agreement and any other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments, including statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our ability to realize the anticipated benefits of the Transaction, the occurrence of any event, change or other circumstance that could give rise to the termination of the Asset Purchase Agreement, the risks associated with the disruption of management’s attention from ongoing business operations due to the Transaction, negative effects of the announcement of the Transaction on the market price of our common stock, significant transaction costs, the risk of litigation and/or regulatory actions related to the Transaction, whether commercial sales-based milestones are achieved, our ability to retain and hire key personnel, the risk that disruption resulting from the Transaction may adversely affect our business, the sufficiency of our cash resources and need for additional financing and such other important factors as are set forth under the caption “Risk Factors” in our annual and quarterly reports and any other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: May 23, 2022	By:	/s/ Mary Reumuth
Name: Mary Reumuth
Title: Chief Financial Officer